Investor Presentation February-March 2024

2Central Pacific Financial Corp. Forward-Looking Statements This document may contain forward-looking statements (“FLS”) concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate,“ “seek,” "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements. While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and interest rate fluctuations; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the impact resulting from the elimination of the London Interbank Offered Rate ("LIBOR") Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Forms 10-Q and 10-K for the current and last fiscal year and in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

3Central Pacific Financial Corp. celebrating legacy MARKET INFORMATION NYSE TICKER CPF SUBSIDIARY CPB TOTAL ASSETS $7.6 BILLION MARKET CAP $523 MILLION SHARE PRICE $19.37 DIVIDEND YIELD 5.4% Central Pacific Financial Corp. (CPF) is a Hawaii-based bank holding company. Central Pacific Bank (CPB) was founded in 1954 by Japanese-American veterans of World War II to serve the needs of families and small businesses that did not have access to financial services. Today CPB is the 4th largest financial institution in Hawaii with 27 branches across the State. CPB is a market leader in residential mortgage, small business banking and digital banking. In 2024, CPB celebrated 70 years of providing financial solutions in the State of Hawaii. Note: Total assets as of December 31, 2023. Other Market Information above as of February 15, 2024. Central Pacific Financial - Corporate Profile 70-year

4Central Pacific Financial Corp. 4th Quarter 2023 Financial Highlights • Growth in net income and PPNR QoQ • Solid liquidity position with sizable cash position, and modest loan and deposit portfolio decline • Strong capital and asset quality • Completed balance sheet repositioning to consolidate properties and restructure a portion of the investment securities portfolio • Quarterly cash dividend maintained at $0.26 4Q23 3Q23 2023Y NET INCOME / DILUTED EPS $14.9MM / $0.55 $13.1MM / $0.49 $58.7MM / $2.17 PPNR $23.8MM $22.4MM $92.5MM RETURN ON ASSETS (ROA) 0.79% 0.70% 0.78% RETURN ON EQUITY (ROE) 12.55% 10.95% 12.38% TOTAL LOAN GROWTH/DECLINE -$69.7MM (-1.3%) -$12.0MM (-0.2%) -$116.5MM (-2.1%) TOTAL DEPOSIT GROWTH/DECLINE -$27.2MM (-0.4%) +$69.0MM (+1.0%) +$111.4MM (+1.7%) NET INTEREST MARGIN (NIM) 2.84% 2.88% 2.94%

5Central Pacific Financial Corp. 4Q Balance Sheet Repositioning Summary2 • Completed investment portfolio restructuring which is expected to add $0.7 million to annual pre-tax income • Sold available-for-sale debt securities with a book value of $30.0 million, weighted average yield of 3.3%, weighted average duration of 3.4 years, and recognized a loss of $1.9 million. • Purchased $28.3 million in debt securities with a weighted average yield of 5.7% and weighted average duration of 2.5 years. • Estimated earn-back period of approximately 2.8 years. • Terminated a lease for a branch that was consolidated, and incurred a one-time expense of $2.3 million • Expected future annual expense savings of approximately $0.7 million. • Consolidated office space by selling an office real estate property and realized a net gain on sale of $5.1 million • Expected future annual expense savings of approximately $0.6 million. 1 Included in Other Operating Income in 4Q23 2 Included in Other Operating Expense in 4Q23 $ Millions One-time Impact Annual Go-Forward Impact Investment Securities Restructuring (1.9) 1 0.7 Branch Lease Termination (2.3) 2 0.7 Sale and Consolidation of Office Real Estate 5.1 1 0.6 Total Income Statement Impact 0.9 2.0

6Central Pacific Financial Corp. CPF Value Drivers Resilient Hawaii Economy Diversified Loan Portfolio Valuable Deposit Franchise Focus on Driving Efficiency Solid Credit & Capital Profile Digital Leader in Hawaii 1 2 3 4 5 6

1 Resilient Hawaii Economy

Tourism	Employment	Housing
Visitor arrivals compared to pre-pandemic 90% [1]	Unemployment Rate December 2023 2.9% [1]	Oahu Median Single-Family Home Price January 2024 $1.0MM [2]

FACTORS FOR A FAVORABLE HAWAII OUTLOOK

- Maui tourism recovery from Maui wildfires in August 2023 faster than anticipated with visitor arrivals at 75% of the previous year in December 2023
- Japanese visitor return increasing, currently at ~49% of pre-pandemic levels

Visitors from Japan to Hawaii[1]



Comparison with 2019, a pre-COVID 19 year *
(Index with passengers on the same day in 2019=100)
100
50
0
2020
2021
2022
2023
2024

- Low unemployment and strong real estate market
- Substantial Federal government contracts and military investments
- Increase in public and private investments to address housing shortage

1 Source: Hawaii Department of Business, Economic Development & Tourism. Tourism represents total visitor arrivals in December 2023 compared to December 2019.
2 Source: Honolulu Board of Realtors.

Central Pacific Financial Corp.

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8Central Pacific Financial Corp. Conservative loan growth in the current environment Strong and diverse loan portfolio, with over 75% secured by real estate Diversified Loan Portfolio2 3.53 3.77 4.08 4.45 4.55 5.01 5.55 5.44 3.00 3.50 4.00 4.50 5.00 5.50 6.00 2016 2017 2018 2019 2020 2021 2022 2023 $ B il li o n s Loan Balances Outstanding-Excluding PPP Commercial & Industrial 11% Construction 3% Residential Mortgage 35% Home Equity 14% Commercial Mortgage 25% Consumer 12% Loan Portfolio Composition as of December 31, 2023

9Central Pacific Financial Corp. HAWAII RESIDENTIAL MARKET • Housing prices continue to be strong with median single-family home price of $1.0MM 1 • Affordability and lack of inventory present ongoing challenges CPB GO-TO HOUSING PARTNER • Every step from housing construction development to individual homebuyer residential mortgage financing Market leader making a difference to support affordable housing in the State of Hawaii Affordable housing advocate and educator CRE Construction funding and LIHTC investments Joint Ventures with Mortgage brokers Lead lender on take out mortgages Driving Hawaii Homeownership Solutions 1 Source: Honolulu Board of Realtors as of January 2024.

10Central Pacific Financial Corp. Innovative & Proven Programs • Business Exceptional – Successful campaign provided a cash bonus for small businesses to open a checking account, which resulted in over $50MM in deposit growth and 85 new small business relationships • Non-Profit Plus – Ongoing program provides exclusive benefits tailored to non-profit organizations 2023 SBA Hawaii Lender of the Year For 7(a) Category II and 504 Category II Niche Markets • CPB has strong market share in the dental and physician niche as the primary bank to nearly half of the dentists and a quarter of the physicians in the State of Hawaii • Success is being replicated in other target niche markets CPB – The Bank for Small Businesses in Hawaii Currently CPB banks around 26,000 small businesses in Hawaii with 460 net new small business relationships in 2023 Small Business Leader

11Central Pacific Financial Corp. • 58% of deposits FDIC insured; 65% including collateralized deposits • 56% Commercial / 44% Consumer • Long-tenured: 52% with CPB 10 years or longer • Average consumer account balance $19,000 • Average commercial account balance $109,000 • No brokered deposits Valuable Deposit Franchise Deposit balances increased by $111.4MM in 2023 3 Noninterest Bearing Demand 28% Interest Bearing Demand 20% Savings & Money Market 32% Time 20% Deposit Portfolio Composition All Other Sectors 23% Real Estate and Rental and Leasing 17% Other Services 15% Construction 10% Finance and Insurance 9% Professional, Scientific, and Technical Services 8% Health Care and Social Assistance 6% Accommodation and Food Services 5% Retail Trade 4% Wholesale Trade 3% Commercial Deposits by Industry 4.61 4.96 4.95 5.12 5.80 6.64 6.74 6.85 4.00 4.50 5.00 5.50 6.00 6.50 7.00 2016 2017 2018 2019 2020 2021 2022 2023 $ B il li o n s Total Deposits Data as of December 31, 2023

12Central Pacific Financial Corp. 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Total Deposit Cost CPF Peer average* Fed Funds CPF Deposit Cost Advantage * Public banks $3-10 billion in total assets as of 3Q23. Source: S&P Global. Data as of December 31, 2023. Cycle-to-date total deposit beta of 23% as of 4Q23 80 bps funding advantage High valued deposit franchise with proven history of funding cost advantage

13Central Pacific Financial Corp. Leadership Connections Strategic Alliances Best Service Level Captive Insurance Deposits CPB Foundation with Mana Up Hawaii sponsored the first Aloha Market at Tokyo Haneda Airport in November 2023 showcasing 40 Hawai’i brands CPB and Tokyo Star Bank alliance announced in August 2023 for business and investment opportunities in Japan and Hawaii Favorable Hawaii State laws for Japanese captive insurance CPB is a member of the Hawaii Captive Insurance Council Japan Competitive Advantage Convenient, customized services and online banking experience tailored to Japanese customers

14Central Pacific Financial Corp. Focus on Driving Efficiency4 27 branches down 8 (-23%) since 2020 Branch Consolidation 720 FTE down 79 (-10%) since 2020 FTE Initiatives 50+ processes being standardized and automated Process Automation $940K 2023 savings + additional in progress Vendor Contract Savings Data as of December 31, 2023

15Central Pacific Financial Corp. Ongoing Initiatives: • Rightsizing salaries and benefits expense • Workflow and automation efficiencies • Vendor contract negotiations • Other efficiency initiatives in progress Expense Management 40.4 42.1 39.9 39.6 42.5 4Q22 1Q23 2Q23 3Q23 4Q23 Total Other Operating Expense ($ Millions) * * One-time expense for branch lease termination of $2.3MM 40.2 2.3

16Central Pacific Financial Corp. 0.09% 0.10% 0.09% 0.12% 0.13% 0.20% 0.11% 4Q22 1Q23 2Q23 3Q23 4Q23 NPAs/Total Loans 0.06% 0.04% 0.04% 0.05% 0.07% 0.06% 0.12% 0.20% 0.23% 0.34%0.12% 0.16% 0.24% 0.28% 0.41% 4Q22 1Q23 2Q23 3Q23 4Q23 Annualized NCO/Avg Loans All Other NCO/Avg Loans Mainland Consumer NCO/Avg Loans Solid Credit & Capital Profile5 * NPA increase relates to 2 Hawaii construction loans to a single borrower that subsequently paid off in full in mid-July 2023. 2Q23 NPAs/Total Loans ratio is 0.11% excluding the 2 Hawaii construction loans mentioned above. * Strong credit risk management continues to drive low levels of problem assets 0.03% 0.03% 0.06% 0.05% 0.02% 4Q22 1Q23 2Q23 3Q23 4Q23 Delinquencies 90+Days/Total Loans 1.39% 1.28% 1.34% 1.09% 0.92% 4Q22 1Q23 2Q23 3Q23 4Q23 Criticized/Total Loans

171Central Pacific Financial Corp. 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Tier 1 Leverage CET1 Total Capital Regulatory Capital Ratios As of December 31, 2023 Regulatory Minimum Well-Capitalized CPF Solid Capital Position 8.8% $250MM capital cushion to well capitalized minimum 11.4% 14.6% STRONG CAPITAL AND SHAREHOLDER RETURN • TCE ratio of 6.6% and CET1 ratio of 11.4% • Maintained quarterly cash dividend at $0.26 per share which will be payable on March 15, 2024 • Repurchased 130,010 shares YTD at a total cost of $2.6 million • Board of Directors authorized a new share repurchase program of up to $20.0 million for 2024 • Assuming full realization of all unrealized AFS & HTM securities losses, CET1 ratio remains strong and well-capitalized at 8.8% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 2016 2017 2018 2019 2020 2021 2022 2023 Cash Dividends Declared per Common Share Data as of December 31, 2023

181Central Pacific Financial Corp. ACH, 76%ATM, 4% Mobile, 5% Branch, 15% 85% Consumer deposits processed digitally 34,771 49,778 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Retail Mobile Users 1 Digital Leader in Hawaii6 1 Excludes account clean-up that occurred in September 2023. 2 Defined as logging into online or mobile banking at least 1 time within the past 90 days as of January 2024. Retail customers engaged in digital banking 2 +43% 75% Business customers engaged in digital banking 272%

19Central Pacific Financial Corp. Appendix

Historical Financial Highlights

($ Millions)	2023	2022	2021	2020	2019	2018	2017	2016
	Year Ended December 31,							
Balance Sheet (period end data)								
Loans and leases	$ 5,439.0	$ 5,555.5	$ 5,101.6	$ 4,964.1	$ 4,449.5	$ 4,078.4	$ 3,770.6	$ 3,524.9
Total assets	7,642.8	7,432.8	7,419.1	6,594.6	6,012.7	5,807.0	5,623.7	5,384.2
Total deposits	6,847.6	6,736.2	6,639.2	5,796.1	5,120.0	4,946.5	4,956.4	4,608.2
Total shareholders' equity	503.8	452.9	558.3	546.7	528.5	491.7	500.0	504.7
Income Statement								
Net interest income	210.0	215.6	211.0	197.7	184.1	173.0	167.7	158.0
Provision (credit) for credit losses	15.7	(1.3)	(14.6)	42.1	6.3	(1.5)	(2.6)	(5.4)
Other operating income	46.7	47.9	43.1	45.2	41.8	38.8	36.5	42.3
Other operating expense	164.1	166.0	163.0	151.7	141.6	135.1	131.0	132.4
Income taxes	18.2	24.8	25.8	11.8	19.6	18.8	34.6	26.3
Net income	58.7	73.9	79.9	37.3	58.3	59.5	41.2	47.0
Profitability								
Return on average assets	0.78%	1.01%	1.13%	0.58%	0.99%	1.05%	0.75%	0.90%
Return on average shareholders' equity	12.38%	15.47%	14.38%	6.85%	11.36%	12.22%	8.03%	9.16%
Efficiency ratio (*)	63.95%	63.00%	64.16%	62.47%	62.69%	63.79%	64.14%	66.10%
Net interest margin	2.94%	3.09%	3.18%	3.30%	3.35%	3.22%	3.28%	3.27%
Capital Adequacy (period end data)								
Leverage capital ratio	8.8%	8.5%	8.5%	8.8%	9.5%	9.9%	10.4%	10.6%
Total risk-based capital ratio	14.6%	13.5%	14.5%	15.2%	13.6%	14.7%	15.9%	15.5%
Asset Quality								
Net loan chargeoffs/average loans	0.27%	0.09%	0.02%	0.15%	0.15%	0.02%	0.11%	0.03%
Nonaccrual loans/total loans (period end)	0.13%	0.09%	0.12%	0.12%	0.03%	0.06%	0.07%	0.24%

(*) Certain amounts in prior years were reclassified to conform to current year's presentation. These reclassifications had an immaterial impact to our previously reported efficiency ratios. Note: Totals may not sum due to rounding.

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21Central Pacific Financial Corp. Commercial Real Estate Portfolio OFFICE RETAIL TOTAL BALANCE $187.7MM $259.6MM % OF TOTAL CRE 14% 19% % OF TOTAL LOANS 4% 5% WA LTV 56% 64% WA MONTHS TO MATURITY 71 61 INVESTOR / OWNER-OCCUPIED $142.0MM / $45.7MM $210.6MM / $49.0MM Diverse CRE portfolio, primarily Hawaii and Investor • Hawaii 77% / Mainland 23% • Investor 77% / Owner-Occupied 23% Data as of December 31, 2023 Industrial/Warehouse 28% Apartment 22% Retail 19% Office 14% Hotel 8% Shopping Center 3% Storage 3% Other 2% Restaurant 1% CRE Portfolio Composition as of December 31, 2023

22Central Pacific Financial Corp. • Total Hawaii Consumer $322MM / Total Mainland Consumer $308MM • Weighted average origination FICO: • 743 for Hawaii Consumer • 738 for Mainland Consumer • YTD NCO %: • HI Auto 0.3% • HI Other 0.9% • Mainland Auto 1.1% • Mainland Home Improvement 3.3% • Mainland Unsecured 5.0% • Mainland Unsecured: Highly granular with average loan amounts of ~$13,000 Consumer Loan Portfolio HI Auto $189 , 30% HI Other $133 , 21% Mainland Auto $94 , 15% Mainland Home Improvement $112 , 18% Mainland Unsecured $102 , 16% Consumer Portfolio Composition as of December 31, 2023 ($ Millions) Data as of December 31, 2023

23Central Pacific Financial Corp. Lahaina, Maui Loan Exposure Exposure is manageable and with mitigating factors, losses are not anticipated to be material CRE $49MM, 47% Residential $29MM, 28% HELOC $7MM, 7% C&I $14MM, 14% Consumer $4MM, 4% Lahaina, Maui Exposure Composition as of December 31, 2023 Total Outstanding Balance of $103MM (1.9% of Total Loans) • Loan Payment Deferral Programs being offered for all loan types for those impacted by the wildfire. • As of 12/31/23, 3- to 6-month loan payment deferrals processed on 146 loans with outstanding balances totaling $32 million on the island of Maui. • CRE, Residential, and HELOC loans require fire hazard insurance coverage. • C&I loans require business interruption insurance. FEMA/SBA disaster relief assistance is available. • Consumer loans may be supported by State/FEMA unemployment benefits. No Damage/Loss/Impact from Fire $90MM, 87% Damaged - Covered by Insurance and/or Land 1 $11MM, 11% Remaining Balance to be Monitored $2MM, 2% 1 Based on 2023 land tax assessed value

24Central Pacific Financial Corp. • $5.0MM provision for credit loss on loans in 4Q23 driven by net charge-offs, offset by a credit of $0.3MM to the reserve for unfunded commitments, for a total provision for credit loss of $4.7MM • ACL coverage ratio increased to 1.18% for 4Q23 Note: Totals may not sum due to rounding. Allowance for Credit Losses $ Millions 4Q22 1Q23 2Q23 3Q23 4Q23 Beginning Balance 64.4 63.7 63.1 63.8 64.5 Less: Net Charge-offs 1.7 2.3 3.4 3.9 5.5 Plus: Provision for Credit Losses 1.0 1.6 4.1 4.5 5.0 Ending Balance 63.7 63.1 63.8 64.5 64.0 Coverage Ratio (ACL to Total Loans) 1.15% 1.14% 1.16% 1.17% 1.18%

25Central Pacific Financial Corp. High Quality Securities Portfolio • $1.3B or 17% of total assets • 92% AAA rated • Portfolio mix: AFS 51% / HTM 49% • Portfolio unrealized loss: HTM $67.2MM (down $41.0MM QoQ)/ AFS $107.7MM (down $39.4MM QoQ) • Total portfolio unrealized loss $174.9MM (down $80.4MM QoQ) vs $503.8MM book equity Gov't Agency 80% Municipal 13% Corporate 2% Non-Agency CMBS/RMBS 3% Other 2% Investment Portfolio Composition as of December 31, 2023 Data as of December 31, 2023

26Central Pacific Financial Corp. • Ample alternative sources of liquidity available • Available sources of liquidity total 125% of uninsured/uncollateralized deposits Available Sources of Liquidity * BTFP eligible securities at par, other unpledged securities at market value. $ Millions December 31, 2023 Cash on balance sheet 522 Other Funding Sources: Unpledged securities* 284 FHLB available borrowing capacity 1,807 FRB available borrowing capacity 286 Other funding lines 75 Total 2,452 Total Sources of Liquidity 2,974 Uninsured/uncollateralized Deposits 2,370 % of Uninsured/uncollateralized Deposits 125%

27Central Pacific Financial Corp. Central Pacific Bank recognized in Newsweek’s America’s Best Regional Banks for 2024 • Recognized for exceptional customer service, digital banking tools, and financial resources available to the community • Based on our creditworthiness, profitability, net loan activity and public image

Central Pacific Financial Corp. 28 Mahalo